Exhibit 99.5

TIME-BASED VESTING LTIP UNIT VESTING AGREEMENT
UNDER THE
EMPIRE STATE REALTY TRUST, INC.
EMPIRE STATE REALTY OP, L.P.
2024 EQUITY INCENTIVE PLAN

Grantee: ___________________

No. of LTIP Units: _________________

Grant Date: _____________________

Pursuant to the Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2024 Equity Incentive Plan (the “Plan”) and the Amended and Restated Agreement of Limited Partnership, dated as of October 1, 2013, as amended (the “Partnership Agreement”), of Empire State Realty OP, L.P., a Delaware limited partnership (the “Partnership”), Empire State Realty Trust, Inc., a Maryland corporation and the general partner of the Partnership (the “Company”), hereby grants to Grantee named above an other equity-based award (pursuant to Section 11 of the Plan, and referred to herein as an “Award”) in the form of, and by causing the Partnership to issue to Grantee named above, LTIP Units (as defined in the Partnership Agreement) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement. If this LTIP Unit Vesting Agreement (this “Agreement”) is accepted, Grantee shall receive the number of LTIP Units specified above as of the Grant Date, subject to the restrictions and conditions set forth herein, in the Plan and in the Partnership Agreement. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

1.            Acceptance of Agreement. Grantee shall have no rights with respect to this Agreement unless Grantee has accepted this Agreement by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Annex A). If this Agreement is accepted by Grantee, the Partnership Agreement shall be amended to reflect the issuance to Grantee of the LTIP Units so accepted. Thereupon, Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units then issued to Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.

2.            Restrictions and Conditions.

(a)            The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the Partnership Agreement.

(b)            LTIP Units granted herein may not be sold, assigned, transferred, pledged hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until the lapse of restrictions as set forth in this Agreement including the additional restrictions on transfer set forth in Section 3.

3.            Lapse of Restrictions.

(a)            The restrictions and conditions in Section 2 of this Agreement shall lapse and the LTIP Units granted herein shall vest as to [____________]1; provided, that, with respect to the last such annual installment, the number of LTIP Units that vest in the installment shall be such that Grantee will be fully vested in the total number of LTIP Units listed above as of the applicable annual anniversary. Notwithstanding the foregoing, except as provided in Section 3(b) or Section 4 below or in Section 12(c) of the Plan, an LTIP Unit shall not vest on any vesting date unless Grantee continues to be employed by the Company, the Partnership or any of their Affiliates through the vesting date applicable to such LTIP Unit. No LTIP Unit granted hereunder shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law until the [_________]2 anniversary of the applicable [vesting][grant] date of such LTIP Unit; provided that, this sentence shall not prevent conversion of an LTIP Unit to a Series PR OP Unit (as defined in the Partnership Agreement) and/or Class A REIT Share (as defined in the Partnership Agreement) if such conversion is otherwise permitted under this Agreement and the Partnership Agreement.

(b)            In the event of a Corporate Event, this Award shall be treated as set forth in Section 12 of the Plan; provided, however, if the LTIP Units do not remain outstanding or are not replaced with awards of the Company’s successor in a Change in Control, all outstanding LTIP Units shall become fully vested upon the consummation of the Change in Control.

4.            Termination of Employment.

(a)            In the event of Grantee’s Termination for any reason, except as provided in (b) below, all vesting with respect to the LTIP Units shall immediately cease, and all LTIP Units that have not vested at that time will be forfeited to the Partnership without payment of any consideration by the Partnership or any of its Affiliates, and neither Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units.

(b)            In the event Grantee’s Termination is a result of (i) death, (ii) Disability, (iii) a termination without Cause by the Company or its Affiliates, (iv) a voluntary termination by Grantee that follows the Grantee’s Retirement Eligibility Date, or (v) a termination by Grantee with Good Reason (as defined in Grantee’s Participant Agreement); any restrictions and conditions on all LTIP Units subject to this Agreement shall lapse and the LTIP Units, unless earlier terminated or forfeited and to the extent not otherwise vested, shall automatically become fully vested as of such date of Termination.

1        Number of years and vesting dates to be inserted, usually in range of 3-5 years.

2        Length of lock-up period to be inserted, usually 2 years from vesting date or 4 years from grant date, as applicable.

(c)            Notwithstanding any other provision hereof, if Grantee is a party to an effective Participant Agreement, then the terms of such Participant Agreement shall supersede any contrary provision in this Agreement and the applicable period of forfeiture shall also end if and as may otherwise be required by such Participant Agreement; and nothing herein shall limit any rights Grantee may otherwise have under such Participant Agreement.

5.            Distributions. Distributions on the LTIP Units shall be paid to Grantee in accordance with the terms of the Partnership Agreement.

6.            Covenants, Representation and Warranties. Grantee hereby covenants as follows:

(a)            So long as Grantee holds any LTIP Units, Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code as applicable to the Partnership or to comply with the requirements of any other appropriate tax authority.

(b)            Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex B. Grantee agrees to file the election within thirty (30) days after the Grant Date with the Internal Revenue Service, and to promptly provide a copy of such filed election to the Company.

(c)            Grantee hereby agrees not to dispose of the LTIP Units subject to this Award within [____________]3 after the [vesting][grant] date.

The Partnership and Grantee hereby agree to treat Grantee as the owner of the LTIP Units from the Grant Date. Grantee hereby agrees to take into account the distributive share of Partnership income, gain, loss, deduction, and credit associated with the LTIP Units in computing Grantee’s income tax liability for the entire period during which Grantee has the LTIP Units.

(d)            Grantee hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal income tax purposes. In the event that those proposed regulations are finalized, Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.

(e)            Grantee has received and read a copy of the Partnership Agreement and the Plan and has had his or her tax advisors advise him or her on the application of U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which Grantee is or by reason of the Award may become subject to.

3        Length of lock-up period to be inserted, usually 2 years from vesting date or 4 years from grant date, as applicable.

7.            Clawback. This Award is subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board, and in each case, as may be amended from time to time.

8.            Assignment and Transfer. Except as expressly permitted under this Agreement or by the Committee pursuant to the Plan, the rights and interests of Grantee under this Agreement may not be sold, assigned, encumbered, pledged, or otherwise transferred except in the event of the death of Grantee, by will or by the laws of descent and distribution. In the event of any attempt by Grantee in breach of the foregoing sentence to sell, assign, encumber, pledge or otherwise transfer its rights and interests hereunder, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company or the Partnership may require Grantee to forfeit the LTIP Units by notice to Grantee, and the LTIP Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company and the Partnership hereunder shall extend to any successors or assigns of the Company and the Partnership.

9.            Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, Grantee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof. Any shares of Stock issued in exchange for partnership units into which LTIP Units may have been converted pursuant to the Partnership Agreement will be issued under the Plan.

10.            Amendment. Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 19 or Section 20 thereof and that this Agreement may be amended or canceled by the Board or the Committee, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall materially impair Grantee’s rights under this Agreement without Grantee’s written consent.

11.            No Right to Continued Employment. Neither the Plan nor this Agreement will give Grantee any right to continue to be in the employ of the Company, the Partnership or any of their Affiliates, affect the right of the Company, the Partnership or any of their Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her employment at any time.

12.            Waiver. The failure of Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

13.            Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

14.            Consent to Electronic Delivery. Grantee agrees that the Company or the Partnership may deliver by email all documents relating to the Plan or the LTIP Units (including without limitation, a copy of the Plan) and all other documents that the Company or Partnership is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Grantee also agrees that the Company or the Partnership may deliver these documents by posting them on a website maintained by the Company or by a third-party under contract with the Company. If the Company posts these documents on a website, it shall notify Grantee by email.

15.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Facsimile or electronic submission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.

16.            Severability. In the event that one or more provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

17.            Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

18.            Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPIRE STATE REALTY TRUST, INC.

By:
Name:
Title:

EMPIRE STATE REALTY OP, L.P.

By:	EMPIRE STATE REALTY TRUST,
INC., its general partner

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by Grantee.

Dated: _____________

[NAME]

ANNEX A

FORM OF LIMITED PARTNER SIGNATURE PAGE

Grantee, desiring to become one of the within named Limited Partners of Empire State Realty OP, L.P., hereby becomes a party to the Amended and Restated Agreement of Limited Partnership of Empire State Realty OP, L.P., dated as of October 1, 2013, as amended through the date hereof (the “Partnership Agreement”). Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:
[NAME]

Date:
Address of Limited Partner:

A-1

ANNEX B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income in 20__ as compensation for services rendered, the fair market value of the property received in connection with his/her services in excess of the amount paid for the property and supplies the following information in accordance with the regulations promulgated thereunder:

1.            The name, address and taxpayer identification number of the undersigned are:

Name: __________________________ (the “Taxpayer”)
      Address:

Social Security No. /Taxpayer Identification No.: ____________________

2.            Description of property with respect to which the election is being made:

The election is being made with respect to _______________ LTIP Units in Empire State Realty O.P. L.P. (the “Partnership”).

3.            The date on which the LTIP Units were transferred is ___________.

4.            The taxable year to which this election relates is calendar year 20__.

5.            Nature of restrictions to which the LTIP Units are subject:

(a)            The Taxpayer may not transfer in any manner any unvested portion of the LTIP Units without the consent of the Partnership.

(b)            The LTIP Units are subject to service-based vesting conditions, such that _______________ of the LTIP Units will vest on__________________________, provided the undersigned continues employment with the Partnership, its general partner, Empire State Realty Trust, Inc. or any of their respective affiliates through each such date, subject to accelerated vesting in certain circumstances.

6.            The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

7.            The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

8.            The amount to be included in gross income is $0.

9.            A copy of this statement has been furnished to the Partnership and to its general partner, Empire State Realty Trust, Inc.

B-1

The Taxpayer will file this election with the Internal Revenue Service office with which the Taxpayer files his or her annual income tax return no later than 30 days after the date of transfer of the property. The Taxpayer is the person performing the services in connection with which the property was transferred.

Dated: ___________________

_________________________

Taxpayer’s Signature

B-2